ZURICH GENEVA ZUG LAUSANNE LONDON MADRID

To:

Auris Medical Holding AG Bahnhofstrasse 21 6300 Zug Switzerland

Zurich, May 19, 2015	Marco A. Rizzi | Partner mrizzi@froriep.ch
10031170/486428

Auris Medical Holding AG – Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the "Company") in connection with the filing of a registration statement on Form F-1, as amended (Registration No.333-203554) and including the prospectus set forth therein (the "Registration Statement") for the purpose of registering under the United States Securities Act of 1933, as amended (the "Securities Act") 5,275,000 common shares of CHF 0.40 par value each of the Company (the "Shares"), and any additional shares with a nominal value of CHF 0.40 sold or, if and to the extent such option is exercised, to be sold to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters. As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents (the "Documents"):

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(i)	a pdf copy of the Registration Statement;

(ii)	a pdf copy of the original certified articles of incorporation of the Company in their version of May 18, 2015 (the "Articles");

(iii)	a pdf copy of the original of the internal regulations (Organisationsreglement) of the Company in their version of July 4, 2014 (the "Organizational Regulations");

(iv)	the original of a certified excerpt from the daily registry of the Commercial Register of the Canton of Zug dated May 19, 2015 relating to the Company (the "Excerpt");

(v)	a pdf of the resolution of the Company's pricing committee dated May 14, 2015 approving the pricing terms and conditions (the "Pricing Committee Resolution");

(vi)	a pdf copy of a circular resolution of the Company's board of directors dated April 20, 2015 approving, among others, the execution of the underwriting agreement, such underwriting agreement to reflect the pricing terms and conditions as approved by the pricing committee, the listing of the Share on the NASDAQ, and the offering and sale of the Shares as contemplated in the underwriting agreement (the "Listing Board Resolution");

(vii)	a pdf copy of the report of the board of directors of the Company regarding the increase of the Company's share capital by the amount of CHF 2,110,000 divided into 5,275,000 shares of a nominal value of CHF 0.40 each (the "Capital Increase") (Kapitalerhöhungsbericht), dated May 18, 2015 (the "Board Report");

(viii)	a pdf copy of a circular resolution of the Company's board of directors dated April 30 / May 1 / May 3, 2015 resolving, among others, the withdrawal and allocation of pre-emptive rights and appointing certain members of the board of directors to take certain actions and pass certain resolutions for the execution of the Capital Increase (the "Authorization Board Resolution");

(ix)	a pdf copy of the notarized resolutions of the board of directors of the Company regarding the execution of the Capital Increase based on the resolution of the shareholders' meeting of the Company dated July 14, 2014 regarding the authorization of the board of directors to increase the share capital, which entered into force upon the execution by the board of directors of the authorized capital increase of August 7, 2014 (Feststellungsbeschluss) as well as the statement on the execution of the Capital Increase, dated May 18, 2015 (the "Capital Increase Board Resolution" and together with the Listing Board Resolution and the Authorization Board Resolution, the "Board Resolutions");

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(x)	a pdf copy of certain declarations of the Company vis-à-vis the Commercial Register of the Canton of Zug (Lex Friedrich- und Stampa-Erklärungen), dated May, 18 2015 (the "Declarations");

(xi)	a pdf copy of the capital payment confirmation from UBS AG (Kapitaleinzahlungsbestätigung) regarding the transfer of CHF 2,110,000 to a blocked bank account, dated May 15, 2015 (the "Bank Confirmation");

(xii)	pdf copies of the subscription forms (Zeichnungsscheine), dated May 14, 2015 and signed on behalf of the relevant underwriter (the "Subscription Forms");

(xiii)	a pdf copy of the audit confirmation by Deloitte AG on the Board Report (Prüfungsbestätigung), dated May 18, 2015 (the "Audit Confirmation"); and

(xiv)	a pdf copy of the Company's uncertificated securities book dated May 19, 2015 (Wertrechtebuch) confirming the creation of 5,275,000 uncertificated securities of the Company (the "Securities Book").

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)	the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

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c)	the Board Resolutions have been duly resolved in meetings duly convened, or, respectively, in duly executed circular resolutions and have not been rescinded or amended and are in full force and effect;

d)	the Board Report, the Declarations and the Audit Confirmation have not been rescinded or amended and are in full force and effect, and the Bank Confirmation is correct as of the date hereof;

e)	the Registration Statement has been duly filed by the Company;

f)	the Articles, the Organizational Regulations, the Excerpt and the Securities Book are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles, the Organizational Regulations, the Excerpt or the Securities Book as of the date hereof;

g)	with regard to the Excerpt, a corresponding registration will be made in the main registry of the Commercial Register of the Canton of Zug relating to the Company, and the entering into force of the Company's Articles and the Capital Increase will be published in the Swiss Official Gazette of Commerce;

h)	each Subscription Form is within the capacity and power of, and has been validly authorized and executed by and is binding on the relevant Underwriter; and

i)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Shares have been validly issued, fully paid-in (up to their nominal amount) and are non-assessable.

4.	Qualifications

The above opinions are subject to the following qualifications:

a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as

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to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	When used in this opinion, the term "non-assessable" means that no further contributions have to be made by the relevant holder of the Shares.

d)	When used in this opinion, the term "validly issued" means that the issuance of the Shares is valid between the Company and the underwriters as the initial subscribers of the Shares.

e)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.

f)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ FRORIEP

FRORIEP

Marco A. Rizzi

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